Exhibit 3.20

BYLAWS

OF

DOLGENCORP OF TEXAS, INC.

ARTICLE I

Offices

Section 1.1            Offices

The principal office of the Corporation shall be located in the City of Scottsville, County of Allen, Commonwealth of Kentucky. The principal office of the Corporation may be changed from time to time by the Board of Directors. The Corporation may have such other offices, either within or without the Commonwealth of Kentucky, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II

Fiscal Year

Section 2.1            Fiscal Year

The fiscal year of the Corporation shall begin on the first day of February and end on the last day of the next January unless another date shall be fixed by resolution of the Board of Directors. After such date is fixed, it may be changed for future fiscal years at any time by further resolution of the Board of Directors.

ARTICLE III

Meetings of Shareholders

Section 3.1            Meetings

All meetings of the Shareholders for the election of Directors shall be by waiver of notice and consent or shall be held at such place either within or without the Commonwealth of Kentucky as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. Meetings of Shareholders for any other purpose may be held at such time and place within or without the Commonwealth of Kentucky as shall be stated in the notice of the meeting.

Section 3.2            Annual Meetings

Annual meetings of Shareholders shall be held on the date and at the time and place as shall be designated from time to time by the Board of Directors and as stated in the notice of the meeting. At the annual meeting the Shareholders shall elect by vote a Board of Directors and shall transact such other business as may properly be brought before the meeting.

Section 3.3            Place and Date

Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 3.4            Special Meetings

Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be held by waiver of notice and consent or may be called by the President and shall be called by the President or Secretary if the holders of at least thirty-three and one-third percent (33 1/2%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation’s Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held.

Section 3.5            Notice of Special Meetings

Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Shareholder entitled to vote at such meeting.

Section 3.6            Purposes

Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.

Section 3.7            Quorum

Except as otherwise provided by statute or by the Articles of Incorporation, the holders of a majority of the votes entitled to be cast on the matter by the voting group, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business. If, however, a quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At an adjourned meeting at which a quorum shall be present or represented shall constitute the meeting as originally notified. If the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

Section 3.8            Voting Percentage

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case the express provision shall govern and control the decision of the question.

Section 3.9            Voting List

The Secretary of the Corporation shall prepare a list of the names of all Shareholders who are entitled to notice of a Shareholders’ meeting. The list shall show the address of and number of shares held by each Shareholder. The Shareholders’ list shall be available for inspection by any Shareholder, beginning five (5) business days before the meeting for which the list was prepared and continuing through the meeting, at the Corporation’s principal office. A Shareholder, his agent, or attorney shall be entitled on written demand to inspect and, subject to the requirements of statute, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the Shareholders’ list available at the meeting and any Shareholder, his agent, or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment.

Section 3.10         Voting

Each outstanding share shall be entitled to one (1) vote on each matter voted on at a Shareholders’ meeting. Only shares shall be entitled to vote.

Section 3.11         Proxies

A Shareholder may vote his shares in person or by proxy. A Shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy shall be effective when the appointment form is received by the Secretary. An appointment shall be valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy shall be revocable by the Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 3.12         Voting For Directors

At each election for Directors each Shareholder entitled to vote at the election shall have the right to cast, in person or by proxy, as many votes in the aggregate as the Shareholder is entitled to vote, multiplied by the number of Directors to be elected at the election, and each Shareholder may cast the whole number of votes for one (1) candidate, or distribute the votes among two (2) or more candidates. Directors shall not be elected in any other manner.

ARTICLE IV

Directors

Section 4.1            Number and Qualifications

The number of Directors of the Corporation shall not be less than three (3) nor more than seven (7) Directors, such number to be set from time to time by the Board of Directors. The Directors shall be elected at the annual meeting of the Shareholders except as provided in Section 2 of this Article, and each Director elected shall hold office until a successor is elected and qualified. Directors need not be Shareholders of the Corporation or residents of the Commonwealth of Kentucky.

Section 4.2            Vacancies

Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Shareholders may fill the vacancy, the Board of Directors may fill the vacancy, or if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office.

Section 4.3            Powers

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

Section 4.4            General Standards for Directors

A Director shall discharge his duties as a Director, including his duties as a member of a committee: in good faith, on an informed basis, and in a manner the Director honestly believes to be in the best interests of the Corporation.

A Director shall be considered to discharge his duties on an informed basis if he makes, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, inquiry into the business and affairs of the Corporation, or into a particular action to be taken or decision to be made.

In discharging his duties a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: one (1) or more officers or employees of the Corporation whom the Director honestly believes to be reliable and competent in the matters presented; legal counsel, public accountants, or other persons as to matters the Director honestly believes are with the person’s profession or expert competence; or a committee of the Board of Directors of which he is not a member, if the Director honestly believes the committee merits confidence.

A Director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.

Section 4.5            Removal of Board Members

The Shareholders may remove one (1) or more Directors with or without cause unless the Articles of Incorporation provide that Directors may be removed only for cause.

A Director may not be removed if the number of votes sufficient to elect the Director under cumulative voting is voted against the Director’s removal.

A Director shall be removed by the Shareholders only at a meeting called for the purpose of removing the Director and the meeting notice shall state that the purpose, or one (1) of the purposes, of the meeting is removal of the Director.

Section 4.6            Special Meetings

Special meetings of the Board of Directors may be called by or at the request of the President or any two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the Commonwealth of Kentucky, as the place for holding any special meeting of the Board of Directors called by them. Notice of any special meeting shall be given at least 24 hours prior thereto by written notice delivered personally or mailed to each Director at the Director’s business address, by telegram, or by telephone. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telephone, the notice shall be deemed delivered at the time of the telephone conversation. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of the meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 4.7            Quorum

At all meetings of the Board, a majority of the number of Directors as may be fixed by the Board from time to time shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.8            Voting by Directors

Each Director shall be entitled to one vote on each matter submitted to the Board of Directors.

Section 4.9            Cumulative Voting

At each election for Directors each Shareholder entitled to vote at such election shall have the right to cast, in person or by proxy, as many votes in the aggregate as the Shareholder shall be entitled to vote under the Corporation’s Articles of Incorporation, multiplied by the number of Directors to be elected at such election; and each Shareholder may cast the whole number of votes for one (1) candidate, or distribute such votes among two (2) or more candidates. Directors shall not be elected in any other manner.

Section 4.10         Actions Without Meeting

Unless the Articles of Incorporation or Bylaws provide otherwise, action required or permitted to be taken by a Board of Directors’ meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one (1) or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken in writing shall be effective when the last Director signs the consent, unless the consent specifies a different effective date. A consent signed in writing shall have the effect of a meeting vote and may be described as such in any document.

Section 4.11         Conference Call Meetings

The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during this meeting. A Director participating in a meeting by this means shall be deemed to be present in person at the meeting.

Section 4.12         Fees

The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary or any combination thereof. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 4.13         Resignation of Directors

A Director may resign at any time by delivering written notice to the Board of Directors, its Chairman, or to the Corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

ARTICLE V

Notices

Section 5.1            How Given

Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or Shareholder, it shall not be construed to mean personal notice unless specifically allowed, but such notice may be given in writing, by first class mail, addressed to the Director or Shareholder at the proper address as it appears on the records of the Corporation, with postage thereon prepaid. The notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

Section 5.2            Waiver of Notice

A Director may waive any notice requirement in writing by signing a waiver of notice and filing the waiver with the Secretary for inclusion in the minutes or corporate records.

A Director’s attendance at or participation in a meeting shall waive any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 5.3            Purposes Need Not Be Stated in Notice

No notice of a Board of Directors meeting need state the purpose of the meeting.

ARTICLE VI

Officers

Section 6.1            Officers

The Board of Directors, within twenty-one (21) days after the annual election of the Directors in each year, shall elect a President of the Corporation and shall also elect Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board. The Board at that time or from time to time may elect one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers who may or may not be members of the Board. The same person may hold any two or more offices excepting those of President and Vice President. The Board may also appoint such other Officers and agents as it may deem necessary for the transaction of the business of the Corporation.

Section 6.2            Term

The term of office of all Officers shall be until their respective successors are chosen, but any Officer may be removed from office, with or without cause, at any meeting of the Board of

Directors by the affirmative vote of a majority of Directors then in office. The Board of Directors shall have power to fill any vacancies in any offices occurring from whatever reason.

Section 6.3            Salaries

The salaries and other compensation of all Officers of the Corporation shall be fixed by the Board of Directors or an authorized committee thereof.

Section 6.4            President

The President shall be the Chief Executive Officer of the Corporation and shall have responsibility for the general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute all authorized conveyances, contracts, or other obligations in the name of the Corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall preside at all meetings of the Shareholders and Directors.

Section 6.5            Vice President

The Vice Presidents in the order designated by the Board of Directors or, lacking such a designation, by the President, shall in the absence or disability of the President perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

Section 6.6            Secretary

The Secretary shall attend all meetings of the Board and all meetings of the Shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision the Secretary acts. When required or requested, the Secretary shall execute with the President all authorized conveyances, contracts or other obligations in the name of the Corporation except as otherwise directed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary’s signature or by the signature of the Treasurer or an Assistant Secretary.

The Secretary shall keep a register of the post office address of each Shareholder. Each address shall be furnished to the Secretary by such Shareholder and the responsibility for keeping the address current shall be upon the Shareholder. The Secretary shall have general charge of the stock transfer books of the Corporation.

Section 6.7            Treasurer

The Treasurer shall have custody of and keep account of all money, funds and property of the Corporation, unless otherwise determined by the Board of Directors. The Treasurer shall render such accounts and present such statements to the Directors and President as may be requested. The Treasurer shall deposit funds of the Corporation in such bank or banks as appropriate. The Treasurer shall keep all bank accounts in the name of the Corporation and shall exhibit all books and accounts at reasonable times to any Director of the Corporation upon application at the office of the Corporation during business hours. No bond of any type shall be required to be posted by the Treasurer.

Section 6.8            Assistants

The Assistant Secretaries and the Assistant Treasurers (if any), respectively, shall perform the duties and exercise the powers of such Secretary or Treasurer and shall perform such other duties as the Board of Directors or the President shall prescribe. The Assistant Treasurers shall not be required to post bond of any type.

Section 6.9            Resignation and Removal of Officers

An Officer may resign at any time by delivering notice to the Corporation. A resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date.

A Board of Directors may remove any Officer at any time with or without cause.

Section 6.10         Power to Vote Shares Owned by Corporation

The President of the Corporation, or any Vice President, is authorized to execute any proxy, consent, or right to vote possessed by the Corporation in shares of stock owned by the Corporation, subject to the direction of the Board of Directors.

Section 6.11         Standards of Conduct for Officers

An Officer with discretionary authority shall discharge all duties under that authority in good faith, on an informed basis, and in a manner the Officer honestly believes to be in the best interests of the Corporation.

An Officer shall be considered to discharge such duties on an informed basis if the Officer makes, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, inquiry into the business and affairs of the corporation, or into a particular action to be taken or decision to be made.

In the discharging of duties, an Officer shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by one (1) or more Officers or employees of the Corporation whom the Officer honestly believes to be reliable and competent in the matters presented, or legal counsel, public accountants, or other persons as to matters the Officer honestly believes are within the person’s professional or expert competence.

An Officer shall not be considered to be acting in good faith if the Officer has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.

ARTICLE VII

Certificates of Shares

Section 7.1            Shareholders’ Certificates

Every holder of shares in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned in the Corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount paid thereon shall be specified.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of shares provided that, except in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each Shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.2            Facsimile Signatures

Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or, (b) by a registrar, other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued, by the Corporation with the same effect as if the former Officer, transfer agent or registrar were an Officer, transfer agent or registrar at the date of issue.

Section 7.3            Lost Certificates

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner claiming the certificate or shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.4            Stock Transfers

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.5            Record Date

In order that the Corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to a corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to any other action. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors shall fix a new record date for the adjourned meeting if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 7.6            Shareholders’ List

After fixing a record date for a meeting, the Corporation shall prepare a list of the names of all its Shareholders who are entitled to notice of a Shareholders’ meeting. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Kentucky.

Section 7.7            Shares in Hands of Trustees or Representatives

Shares held by an administrator, executor, guardian, or conservator may be voted by such person without a transfer of such shares into his name so long as such shares forming part of an estate are in his possession and form a part of the estate being served by him. Shares standing in the name of a receiver may be voted by him without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed. Shares standing in the name of a trustee may be voted by the trustee only if such shares have been transferred into the trustee’s name as trustee. All such shares may be voted in person or by proxy.

Section 7.8            Shares Held by Pledgee

A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee. Thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 7.9            Shares Held by Another Corporation

Shares standing in the name of another Corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such Corporation may authorize or, in the absence of such authorization, as the Board of Directors of such Corporation may determine.

Section 7.10         Proxies

A Shareholder may vote all shares owned in person or by proxy. A Shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by the Shareholder’s attorney-in-fact. An appointment of a proxy shall be effective when the appointment form is received by the secretary or other officer or agent authorized to tabulate votes. An appointment shall be valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy shall be revocable by the Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

ARTICLE VIII

Indemnification

Section 8.1            Indemnification and Insurance

To the maximum extent permitted by law, subject to the limitations contained in this Article, the Corporation shall indemnify a Director or Officer who is a party to a proceedings because he is or was a Director or Officer (“Indemnitee”) against any liability incurred in the proceeding and advance the reasonable expenses incurred by such Indemnitee in connection with the proceeding in advance of the disposition thereof, except that the Corporation shall not be required to indemnify or advance expenses to any Indemnitee incurred in a proceeding initiated by or on behalf of such Indemnitee, other than a suit to enforce indemnification rights. An Indemnitee’s rights to indemnification and advancement of expenses as provided in this Article are intended to be greater than those which are otherwise provided for in the statutes notwithstanding the Indemnitee’s failure to meet the standard of conduct required for permissive indemnification under the Act, are contractual in nature between the corporation and the indemnitee and are mandatory. An indemnitee’s rights to advancement of expenses are subject to the indemnitee’s furnishing the Corporation: (a) a written affirmation, personally signed by or on behalf of the Indemnitee, of his good faith belief that he was not liable for (i) any transaction in which the Indemnitee’s personal financial interest is in conflict with the financial interests of the

Corporation or its Shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or are known to the Indemnitee to be a violation of law, (iii) any unlawful distributions under the statutes, or (iv) any transaction from which the Indemnitee derived an improper personal benefit, (b) a written opinion of counsel for the Indemnitee in the proceeding to the effect that based on the facts known to such counsel, a successful defense (on the merits or otherwise) is either probable or reasonably possible, and (c) a written undertaking (in the form of an unlimited general obligation of the Indemnitee, which need not be secured) personally signed by or on behalf of the Indemnitee to repay any advances, if a judgment or other final adjudication adverse to the Indemnitee establishes his liability contrary to his affirmation. No indemnification under this Article may be made in advance of a final disposition of such proceeding or if a judgment or other final adjudication adverse to the Indemnitee establishes his liability for (i) any transaction in which the Indemnitee’s personal financial interest is in conflict with the financial interests of the Corporation or its Shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or are known to the Indemnitee to be a violation of law, (iii) any unlawful distributions under the statutes, or (iv) any transaction from which the Indemnitee derived an improper personal benefit. An Indemnitee’s rights to indemnification and advancement of expenses under this Bylaw shall not be exclusive of other rights to which an Indemnitee may be entitled under the statutes, the Articles of Incorporation, the Bylaws, a resolution of Shareholders or Directors or an agreement providing for indemnification. The rights granted under this Article may not be limited in any way by a subsequent amendment to or repeal of this Article, with respect to acts or omissions that occur prior to the adoption of the amendment or repeal.

The Corporation may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any such person against any such liability, cost or expense.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1            Distributions

The Board of Directors may authorize and the Corporation may make distributions to its Shareholders subject to the restriction of the Articles of Incorporation, if any, and the limitations of these Bylaws.

No distribution shall be made if after giving it effect: (a) the Corporation would not be able to pay its debts as they become due in the usual course of business, or (b) the Corporation’s total assets would be less than the sum of its total liabilities. The Board of Directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

Section 9.2            Annual Statement

The Board of Directors shall present at each annual meeting and at any special meeting of the Shareholders a full and clear statement of the business and condition of the Corporation.

Section 9.3            Checks

All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.4            Seal

The corporate seal shall have inscribed thereon the name of the Corporation and the word “Seal.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 9.5            Loans in General

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 9.6            Loans to Persons With a Conflict

The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any Officer or other employee of the Corporation or of its subsidiary, but not any Officer or employee who also is a Director of the Corporation or its subsidiary, whenever, in the judgment of the Directors, such loans, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of any Corporation at common law.

The Corporation may lend money or guarantee the obligation of a Director of the Corporation if the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under the control of the benefited director, or if the Corporation’s Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

Section 9.7            Contracts in General

The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 9.8            Director Conflict of Interest

A conflict of interest is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction shall not be voidable by the Corporation solely because of the Director’s interest in the transaction if any one of the following is true:

(a)           The material facts of the transaction and the Director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction;

(b)           The material facts of the transaction and the Director’s interest were disclosed or known to the Shareholders entitled to vote and they authorized, approved, or ratified the transaction; or

(c)           The transaction was fair to the Corporation.

For purposes of this section, a Director of the Corporation shall have an indirect interest in a transaction if:

(a)           Another entity in which he has a material financial interest or in which he is a general partner is a party to the transaction; or

(b)           Another entity of which he is a Director, Officer, or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors of the Corporation.

A conflict of interest transaction shall be considered authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee who have no direct or indirect interest in the transaction, but a transaction shall not be authorized, approved, or ratified under this section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be present for the purpose of taking action under this section. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction shall not affect the validity of any action taken under this section if the transaction is otherwise authorized, approved, or ratified as provided in that section.

A conflict of interest transaction also shall be considered authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this section. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity in which the interested Director has an interest may not be counted in a vote of Shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under this section. A majority of the shares that are entitled to be counted in a vote on the transaction shall constitute a quorum for the purpose of taking action under this section.

Section 9.9            Unpaid Subscriptions

If at any time any person subscribes to any unissued shares of this Corporation and such subscription is duly accepted by the Corporation and thereafter such subscriber defaults in the payment of any installment of such subscription or, if such subscription does not provide for payment in specified installments, any call for all or part of the then unpaid balance of the principal amount of such subscription, the Board of Directors then may, at its election, resolve upon either of the two following courses of action to be followed by the Corporation:

(1)           That the Corporation proceed to collect the amount due in the same manner as any debt due the Corporation; or

(2)           That, if the amount due thereon remains unpaid for a period of twenty (20) days after written demand, deposited in the United States mail in a sealed envelope addressed to the subscriber at his last post office address known to the Corporation with postage thereon prepaid, such subscription shall be declared null and void and of no further force and effect, any and all payments theretofore paid by the subscriber to the Corporation on such subscription shall be considered forfeited to the use and benefit of the Corporation, and the shares subscribed for by such subscriber shall revert from the status of unissued but subscribed for to the status of unissued and unsubscribed for.

ARTICLE X

Amendments

Section 10.1         Board Controls Bylaws

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Shareholders or by the Board of Directors at any regular meeting of the Shareholders or of the Board of Directors or at any special meeting if notice of such proposed alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.

ARTICLE XI

Committees of Directors

Section 11.1         Committees

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, and as otherwise restricted by the Business Corporations Act of the Commonwealth of Kentucky, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 11.2         Denial of Authority

No committee of the Board of Directors shall have authority to:

(a)           authorize distributions;

(b)           approve or propose to Shareholders action that by statute is required to be approved by Shareholders;

(c)           fill vacancies on the Board of Directors or on any of its committees;

(d)           amend Articles of Incorporation (if permitted by the Board of Directors);

(e)           adopt, amend, or repeal Bylaws;

(f)            approve a plan of merger not requiring Shareholder approval;

(g)           authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(h)           authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

The creation of, delegation of authority to, or action by a committee shall not alone constitute compliance by a Director with the standards of conduct described in Section 4.4 of these Bylaws or the statutes.

Section 11.3         Minutes

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Section 11.4         Consent Meeting

Unless otherwise restricted by the Articles of Incorporation any action required or permitted to be taken at any meeting of any committee thereof may be taken without a meeting, if all members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

Section 11.5         Conference Call Meetings

Committee meetings may be held by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

Section 11.6         Notice

Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any committee member, it shall not be construed to mean personal notice unless specifically allowed, but such notice may be given in writing, by mail, addressed to such member, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to members may also be given by telegram.

Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.